Exhibit 10.55
CONTAINER SALE AGREEMENT
     CRONOS FINANCE (BERMUDA) LIMITED (the “Seller”) and CF LEASING LTD. (the “Borrower”), pursuant to the Purchase Agreement, dated as of August 1, 2005 (the “Purchase Agreement”), hereby confirm their understanding with respect to the sale by Seller to Borrower of those Containers listed on the Exhibit A attached hereto (the “Purchased Containers”) and associated Related Transferred Assets (collectively, the “Purchased Assets”).
     Conveyance of Containers. Seller hereby conveys, assigns and transfers to Borrower all of Seller’s right, title and interest in, to, and under the Purchased Assets. Such sale shall be without recourse to Seller except to the extent provided in Section 3.3 of the Purchase Agreement.
     Seller hereby confirms that:
          (1) The sum of the Net Book Value of the Purchased Containers and as of August 1, 2005 (the “Transfer Date”) is equal to $73,750,101 and the Purchase Price for such Purchased Assets is $73,750,101. Such Purchase Price will be payable on the Transfer Date and shall consist of a cash payment of $73,750,101.
          (2) As of the Transfer Date, Seller is Solvent and will not be rendered insolvent by the transactions contemplated hereby nor is it aware of any pending insolvency; Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.
          (3) Each Purchased Asset complies in all material respects with the Container Representations and Warranties made by Seller pursuant to the Purchase Agreement.
     All terms and conditions of the Purchase Agreement with respect to Seller and the Purchased Containers are hereby ratified, confirmed and incorporated herein, provided that in the event of any conflict, the provisions of this Container Sale Agreement shall control over the conflicting provisions of the Purchase Agreement.
     This Container Sale Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Container Sale Agreement shall be determined in accordance with such laws.

     Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Purchase Agreement.
          IN WITNESS WHEREOF, the Seller and the Borrower have caused this Container Sale Agreement to be duly executed by their respective officers as of this 1st day of August, 2005.

CRONOS FINANCE (BERMUDA) LIMITED

By:	/s/ Peter J. Younger

Name:	Peter J. Younger
Title:	Director

CF LEASING LTD.

By:	/s/ Dennis J. Tietz

Name:	Dennis J. Tietz
Title:	Director